Partners
Blessed Rock of El Monte
Costa Mesa, California


                          INDEPENDENT AUDITOR'S REPORT

      I have audited the accompanying balance sheet of Blessed Rock of El Monte, a California Limited Partnership as of December 31, 2004 and 2005, and the related statements of operations and changes in partners' equity, and operating cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

      I conducted my audits in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

      In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blessed Rock of El Monte as of December 31, 2004 and 2005 and the results of its operations and its operating cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

      My audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplementary information shown on page 12 and 13 is presented for the purpose of additional analysis and is not a required part of the basic financial statements of Blessed Rock of El Monte. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                                   /s/ Jack Gilk
                                                                   -------------
February 8, 2006                                                      33-0724657


                                 BLESSED ROCK OF EL MONTE
                            (A California Limited Partnership)
------------------------------------------------------------------------------------------
                        BALANCE SHEETS, DECEMBER 31, 2004 AND 2005
------------------------------------------------------------------------------------------


                                        A S S E T S

                                                           2005               2004
                                                       -------------      -------------
Current Assets:
   Operating cash and equivalents                      $     459,783      $     227,596
   Security deposit cash                                      25,801             25,969
   Tenant accounts receivable                                    370                  -
   Other accounts receivable                                   6,281             81,081
   Prepaid expenses                                           61,945             51,897
                                                       -------------      -------------
       Total current assets                                  554,180            386,543
                                                       -------------      -------------

Property, Building, and Equipment, At Cost:
   Land                                                    1,271,162          1,271,162
   Building and improvements                               7,992,586          7,992,586
   Equipment                                                  54,657             54,657
                                                       -------------      -------------
                                                           9,318,405          9,318,405
   Accumulated depreciation                              ( 1,728,013 )      ( 1,523,169 )
                                                       -------------      -------------
       Property, building, and equipment - net             7,590,392          7,795,236
                                                       -------------      -------------

Other Assets:
   Replacement reserve                                       156,909            135,579
   Tax and insurance restricted accounts                      22,073             23,916
                                                       -------------      -------------
       Total other assets                                    178,982            159,495
                                                       -------------      -------------

                                                       $   8,323,554      $   8,341,274
                                                       =============      =============


                    See the accompanying notes to financial statements.
-----------------------------------------------------------------------------------------
                                             2


Blessed Rock of El Monte
Balance Sheets, December 31, 2004 and 2005
Page 2
-----------------------------------------------------------------------------------------


                             LIABILITIES AND PARTNERS' EQUITY

                                                           2005               2004
                                                       -------------      -------------
Current Liabilities:
   Current portion of long-term debt                   $      46,361      $      43,214
   Accounts payable                                            6,667              4,535
   Security trust liability                                   23,635             23,770
   Accrued interest                                           14,175             14,701
   Accrued asset management fees                              32,880             32,880
   Other accruals                                              6,025                198
   Unearned rental income                                      1,054              1,007
                                                       -------------      -------------
       Total current liabilities                             130,797            120,305
                                                       -------------      -------------

Long-term Debt:
   Mortgage payable, less current portion
       included above                                      2,412,783          2,459,144
   Notes payable                                             681,525            681,525
   Accrued interest payable                                  199,995            169,654
   Grant loan payable                                        400,000            400,000
   Developer fee payable                                           -                  -
                                                       -------------      -------------
       Total long-term debt                                3,694,303          3,710,323
                                                       -------------      -------------

Partners' equity                                           4,498,454          4,510,646
                                                       -------------      -------------

                                                       $   8,323,554      $   8,341,274
                                                       =============      =============


                    See the accompanying notes to financial statements.
-----------------------------------------------------------------------------------------
                                             3


                                 BLESSED ROCK OF EL MONTE
                            (A California Limited Partnership)
------------------------------------------------------------------------------------------
                           STATEMENTS OF OPERATIONS AND CHANGES
            IN PARTNERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2005
------------------------------------------------------------------------------------------


                                                           2005               2004
                                                       -------------      -------------
Revenue:
   Gross potential rents                                $    745,260      $     722,814
   Excess rents                                              117,337            129,960
   Less vacancies                                            ( 1,442 )          ( 5,344 )
                                                        ------------      -------------
   Net rental income                                         861,155            847,430
   Laundry and vending                                        13,410             11,703
   Tenant charges                                              1,482              1,942
   Interest income                                             2,490                977
   Other income                                                  886             35,276
                                                        ------------      -------------
       Total revenues                                        879,423            897,328
                                                        ------------      -------------

Expenses:
   Administrative                                            200,758            177,881
   Utilities                                                  74,145             64,157
   Operating and maintenance                                 128,436            103,812
   Taxes and insurance                                        56,579             58,507
   Interest                                                  204,853            208,077
   Depreciation and amortization                             204,844            206,876
                                                       -------------      -------------
       Total expenses                                        869,615            819,310
                                                       -------------      -------------

Net income (loss)                                              9,808             78,018

Partners' equity - beginning                               4,510,646          4,495,325

Partners' distributions                                     ( 22,000 )         ( 62,697 )
                                                       -------------      -------------

Partners' equity - ending                              $   4,498,454      $   4,510,646
                                                       =============      =============


                    See the accompanying notes to financial statements.
-----------------------------------------------------------------------------------------
                                             4


                                 BLESSED ROCK OF EL MONTE
                            (A California Limited Partnership)
-----------------------------------------------------------------------------------------
                                 STATEMENTS OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2005
-----------------------------------------------------------------------------------------


                                                           2005               2004
                                                       -------------      -------------
Cash flows from operating activities:
   Rental receipts                                      $    848,544       $    835,626
   Operating interest receipts                                 1,704                402
   Other operating receipts                                   90,578             13,645
   Payments to suppliers and employees:
       Administrative expenses                              ( 47,918 )         ( 44,918 )
       Management fees                                      ( 99,011 )         ( 41,569 )
       Utilities                                            ( 71,596 )         ( 64,157 )
       Salaries and wages                                   ( 43,358 )         ( 55,374 )
       Operating and maintenance                           ( 115,758 )         ( 87,221 )
       Real estate taxes                                     ( 7,643 )          ( 9,675 )
       Payroll taxes                                         ( 5,062 )          ( 7,017 )
       Property insurance                                   ( 45,120 )          ( 8,405 )
       Miscellaneous taxes and insurance                    ( 17,907 )         ( 21,224 )
       Interest on mortgage                                ( 171,384 )        ( 177,972 )
       Funding security deposit account                           33            ( 1,961 )
                                                       -------------      -------------
         Net cash provided by operating activities           316,102            330,180
                                                       -------------      -------------

Cash flows from investing activities:
   Net tax and insurance impounds                              1,843           ( 36,463 )
   Net reserve deposits, including interest                 ( 21,330 )         ( 21,018 )
   Reserve interest                                              786                575
                                                       -------------      -------------
       Net cash used in investing activities                ( 18,701 )         ( 56,906 )
                                                       -------------      -------------

Cash flows from financing activities:
   Mortgage principal payments                              ( 43,214 )         ( 40,281 )
   Developer fee payments                                          -            ( 7,719 )
   Advances to general partner                                     -            ( 6,281 )
   Partner distributions                                    ( 22,000 )         ( 62,697 )
                                                       -------------      -------------
       Net cash used in financing activities                ( 65,214 )        ( 116,978 )
                                                       -------------      -------------

Net increase (decrease) in cash                              232,187            156,296
Cash at beginning of year                                    227,596             71,300
                                                       -------------      -------------

Cash at end of year                                    $     459,783      $     227,596
                                                       =============      =============


                    See the accompanying notes to financial statements.
-----------------------------------------------------------------------------------------
                                             5


Blessed Rock of El Monte
Statements of Cash Flows, December 31, 2004 and 2005
Page 2
-----------------------------------------------------------------------------------------------

                               Reconciliation of Net Income (Loss)
                          to Net Cash Provided by Operating Activities


                                                                2005               2004
                                                            -----------        -----------

Net income (loss)                                           $     9,808        $    78,018
Adjustments to reconcile net income (loss) to net cash
   Provided by operating activities:
       Depreciation and amortization                            204,844            206,876
       Decrease (increase) in:
         Security deposit cash                                      168            ( 1,746 )
         Receivables                                             74,430                109
         Prepaids                                              ( 10,048 )           12,500
       Increase (decrease) in:
         Payables                                               ( 1,522 )            4,535
         Security deposit liability                               ( 135 )            ( 215 )
         Accrued expenses                                        39,296             30,303
         Unearned rental income                                      47                375
       Reserve interest earned                                    ( 786 )            ( 575 )
                                                            -----------        -----------

Net cash provided by operating activities                   $   316,102        $   330,180
                                                            ===========        ===========



                       See the accompanying notes to financial statements.
-----------------------------------------------------------------------------------------------
                                               6

                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
--------------------------------------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION: Blessed Rock of El Monte, a California limited partnership, was formed on November 22, 1995 by and between Everland, Inc., a California Corporation, as the general partner and Tom Y. Lee as the limited partner. The Partnership Agreement was amended and restated on December 29, 2000 defining the various partners of the partnership as the General Partner, the Managing General Partner, the Limited Partners and the Special Limited Partner.

      The Partnership was formed to acquire, construct, own and operate a 137-unit elderly facility apartment complex for low income residents in El Monte, California. The Partnership also generates tax credits to the partners in accordance with the provisions of the code and applicable Treasury regulations. The Partnership has qualified for low income housing tax credits as currently allowable under Section 42 of the Internal Revenue Code.

      The Partnership received HOME funds from the City of El Monte and redevelopment funds from the El Monte Community Redevelopment Agency as part of a public program to ensure affordable housing for senior citizen tenants. In addition, the El Monte Community Redevelopment Agency paid various project impact fees to the City of El Monte associated with the construction and development of the Project on behalf of the Partnership.

      CAPITALIZATION AND DEPRECIATION: Assets are recorded at cost and depreciated for financial accounting purposes using the straight-line method over their estimated useful lives. The principal estimated useful lives used in computing the depreciation provisions are 10 to 40 years for building and improvements, and 3 to 10 years for equipment The policy of the project is to charge amounts expended for maintenance, repairs, and minor replacements to expense, and to capitalize expenditures for major replacements and betterments.

      CASH AND CASH EQUIVALENTS: For purposes of reporting cash flows, cash includes unrestricted cash in bank, cash on hand, savings accounts, and all certificates of deposit with original maturities of three months or less.

      The Partnership maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

      DEFERRED  COSTS:  Deferred  costs,   comprised  of  tax  credit  fees  and
      organization costs are being amortized over five years.

--------------------------------------------------------------------------------

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2005
Page 2
--------------------------------------------------------------------------------

      ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RENTAL INCOME AND UNEARNED RENTS: The Partnership rents apartment units on a month to month basis and recognizes revenues when earned. Advance receipts of rents are classified as liabilities until earned.

      INCOME TAXES: No provision is made for income taxes since such taxes, if any, are the liability of the individual partners.

2.    RESTRICTED FUNDS

      The Partnership is required to make monthly impound deposits to cover insurance premiums, property taxes and to maintain a reserve for replacements. These restricted funds are held by, and expenditures are subject to supervision and approval by, GMAC Commercial Mortgage.

3.    MORTGAGE PAYABLE

      Mortgage payable consists of a 7.05% real estate mortgage, payable to GMAC Commercial Mortgage, collateralized
      by a deed of trust on the real property. The obligation
      is payable in aggregate monthly principal and interest
      installments of $18,188 beginning July 1, 1998 with a
      balloon payment in the amount of $2,017,000 payable
      June 1, 2013.                                              $   2,459,144

      Less current portion                                            ( 46,361 )
                                                                 -------------

                                                                 $   2,412,783
                                                                 =============

      The amounts maturing for the next five years are:

             2006         $46,361
             2007          49,737
             2008          53,360
             2009          57,245
             2010          61,414

--------------------------------------------------------------------------------

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2005
Page 3
--------------------------------------------------------------------------------

4.    NOTES PAYABLE

      Notes payable at December 31, 2005 consist of the following:

      4% note payable with a term of 15 years, payable to El
      Monte Community Redevelopment Agency (RDA), secured by
      deed of trust and rents from Project. Note subject to
      prepayment in whole or in part based on events
      constituting default under terms of promissory note
      agreement. No events of default have occurred through
      December 31, 2005. Payments of interest and principal
      made annually beginning on April 1, 2003, and thereafter
      on April 1 until outstanding principal balance of note
      and all accrued interest paid in full. Payments paid
      from 50% of the residual rental income, as defined in
      the promissory note agreement. Payments, if any, applied
      first to accrued interest and second to principal of
      note. At December 31, 2005, accrued interest on note was
      $31,070.                                                      $    250,878

      1% note payable with a term of 30 years beginning April
      3, 1996, payable to RDA for various development fees,
      secured by a deed of trust and rents from the Project.
      Commencing April 3, 1997, and thereafter on April 3 for
      the following 6 succeeding years, payment of $4,239 due
      each year. Payment increases to $8,478 April 3, 2004 and
      continues the next 7 succeeding years. April 3, 2012,
      payment increases to $32,534 and continues the next 14
      succeeding years, or until paid in full. Payments to be
      paid from 50% of residual rental income, as defined in
      promissory note agreement. Payments first applied to
      interest. At December 31, 2005, accrued interest on note
      was $12,924.                                                       430,647
                                                                    ------------

                                                                    $    681,525
                                                                    ============



--------------------------------------------------------------------------------

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2005
Page 4
--------------------------------------------------------------------------------

5.    GRANT LOAN PAYABLE

      The Partnership received a loan of $400,000 on April 3, 1996 from the City of El Monte as part of a public program to ensure affordable housing for senior citizen tenants. Interest accrues on the principal amount at 4%, with a term of 55 years. Loan is secured by a deed of trust and rents from the Project. At maturity, the principal amount of the loan and all accrued interest shall be deemed discharged and waived by the City unless there is an occurrence of an event of default, as specified under the loan agreement. If default occurs, the City of El Monte is entitled to exercise its rights and the entire principal amount outstanding and any accrued interest could become due and payable at the option of the City of El Monte. Accrued interest at December 31, 2005 was $156,000.

6.    RELATED PARTY TRANSACTIONS

      PROJECT OR LOSS ALLOCATIONS: All items included in the calculation of income or loss not arising from a sale or refinancing, and all tax credits, shall be allocated 98.99% equally to the limited partners, .01% to the special limited partner, .99% to the general partner, and .01% to the managing general partner.

      DEVELOPER FEE PAYABLE AND ADVANCE PAYABLE TO GENERAL PARTNER: Under the terms of the Partnership Agreement, Everland, Inc., the developer, is to receive a developer fee totaling $1,050,416. This developer fee bears no interest and is payable upon additional capital contributions by the limited partners. For 2004, $14,000 was paid. No payments were made in 2005.

      MANAGEMENT FEE: A monthly property management fee in an amount computed at 5% of the collected gross revenue is payable to the management agent. Property management services to the Partnership are provided by an affiliate of the limited partners. Property management fees were $42,505 and $43,206 for the years 2004 and 2005, respectively.

      INCENTIVE MANAGEMENT AND OTHER FEES: Under the terms of the Limited Partnership Agreement, incentive management fees shall be paid to the general partner for services incidental to the administration of the business and affairs of the Partnership. Reporting fees shall be paid to the limited partners for services performed in monitoring the operations of the Partnership, services in connection with the Partnership's accounting matters and assisting with the preparation of tax returns. The limited partners earned $12,000 in reporting fees for 2004 and $46,889 for 2005. Payments of $12,000 and $11,000 were made for 2004 and 2005, respectively, leaving a balance in accrued reporting fees of $6,024.


--------------------------------------------------------------------------------

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2005
Page 5
--------------------------------------------------------------------------------

      The managing general partner earned $16,440 for an operational asset management fee for the years 2001 through 2005. Payments of $16,440 were made each of the years from 2003 through 2005, leaving an accrued balance of $32,880 at December 31, 2005.

7.    CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

      The Partnership's sole asset is a 137-unit apartment complex. The Partnership's operations are concentrated in the multifamily real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the project are subject to the administrative directives, rules and regulations of local regulatory agencies. Such administrative directives, rules and regulations are subject to change. Such changes may occur with little notice or inadequate funding to pay for related costs, including the additional administrative burden, to comply with a change.




--------------------------------------------------------------------------------
                                       11

                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
--------------------------------------------------------------------------------
                        SUPPLEMENTAL SCHEDULE OF EXPENSES
                  FOR THE YEAR ENDED DECEMBER 31, 2004 and 2005
--------------------------------------------------------------------------------

                                                       2005             2004
                                                    -----------     -----------
Site management payroll                             $    30,830     $    38,783
Manager's rent-free apartment                            12,288          12,288
Management fee                                           43,206          42,505
Partnership asset management fees                        16,440          16,440
Reporting fee                                            46,889          12,000
Audit fee                                                 6,000           5,800
Legal fees                                                  424             250
Telephone and answering service                           4,731           7,148
Office supplies                                           4,528           5,052
Educational and social programs                          11,520          11,520
Health insurance and other employee benefits              4,349           6,381
Payroll taxes                                             5,062           7,017
Workers' compensation                                     8,536          10,331
Other administration                                      5,955           2,366
                                                    -----------     -----------
   Subtotal administrative expenses                     200,758         177,881
                                                    -----------     -----------

Electricity                                              22,412          21,944
Water and sewer                                          23,294          20,754
Fuel                                                     24,196          17,579
Garbage and trash removal                                 4,243           3,880
                                                    -----------     -----------
   Subtotal utilities                                    74,145          64,157
                                                    -----------     -----------

Maintenance and repairs payroll                          12,528          16,591
Maintenance and repairs supply                            7,472           6,620
Maintenance and repairs contract                         19,337          11,062
Painting and decorating                                  25,216          24,779
Grounds                                                  10,519          12,640
Services                                                  2,195           3,085
Furniture and furnishings replacement                    51,169          29,035
                                                    -----------    ------------
   Subtotal maintenance expenses                        128,436         103,812
                                                    -----------    ------------

Property taxes                                            7,644           9,675
Other taxes and licenses                                  3,995           6,680
Property and liability insurance                         43,913          41,505
Other insurance                                           1,027             647
                                                    -----------     -----------
   Subtotal tax and insurance                            56,579          58,507
                                                    -----------     -----------

Interest                                                204,853         208,077
                                                    -----------     -----------

Depreciation and amortization                           204,844         206,876
                                                    -----------     -----------

   Total expenses                                   $   869,615     $   819,310
                                                    ===========     ===========

--------------------------------------------------------------------------------

                                    CONTENTS


                                                                           Page
                                                                           ----

INDEPENDENT AUDITOR'S REPORT                                                  1
FINANCIAL STATEMENTS:
   Balance Sheets                                                           2-3
   Statements of Operations and Changes in Partners' Equity                   4
   Statements of Cash Flows                                                 5-6
   Notes to Financial Statements                                           7-11
SUPPLEMENTARY INFORMATION:
   Supplemental Schedule of Expenses                                         12
   Supplemental Schedule of Changes in Partners' Equity                      13





--------------------------------------------------------------------------------


                                                BLESSED ROCK OF EL MONTE
                                           (A California Limited Partnership)
-------------------------------------------------------------------------------------------------------------------------
                                  SUPPLEMENTAL SCEHDULE OF CHANGES IN PARTNERS' EQUITY
                                     FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2005


                                 WNC Housing    WNC Housing
                                  Tax Credit     Tax Credit        WNC                           Comm
                                 Fund V, L.P.   Fund V. L.P.     Housing         Everland       Housing
                                   Series 3       Series 4         L.P.            Inc.       Assist. Prog.       Total
                                  ----------     ----------     ----------      ----------     ----------      ----------
Balance - December 31, 2003       $2,225,217     $2,225,217     $      (57)     $   44,948     $       --      $4,495,325

Net Income - 2004                     38,615         38,615              8             772              8          78,018

Partner's Distribution - 2004             --             --             --         (62,697)            --         (62,697)
                                  ----------     ----------     ----------      ----------     ----------      ----------

Balance - December 31, 2004        2,263,832      2,263,832            (49)        (16,977)             8       4,510,646

Net Income - 2005                      4,854          4,854              1              98              1           9,808

Partner's Distribution - 2005        (11,000)       (11,000)            --              --             --         (22,000)
                                  ----------     ----------     ----------      ----------     ----------      ----------

Balance - December 31, 2005       $2,257,686     $2,257,686     $      (48)     $  (16,879)    $        9      $4,498,454
                                  ==========     ==========     ==========      ==========     ==========      ==========

Profit and loss percentage
  at December 31, 2005                49.495%        49.495%         0.010%          0.990%         0.010%        100.000%
                                  ==========     ==========     ==========      ==========     ==========      ==========
